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                                                                EXHIBIT 10.101

                     ASSIGNMENT AND ASSUMPTION AGREEMENT
                                   BETWEEN
                          ALPINE INSURANCE COMPANY
                                     AND
                          TRANSCO SYNDICATE #1 LTD.


     This Assignment and Assumption Agreement ("Agreement") is made and entered into as of the 31st day of December, 1996, by and between Alpine Insurance Company, an Illinois insurance corporation ("Alpine"), and Transco Syndicate #1 Ltd., an Illinois business corporation ("Syndicate").

     WHEREAS, the Syndicate is a syndicate member of the Illinois Insurance Exchange ("IIE") which has notified the IIE of its intent to withdraw as a syndicate on the IIE; and

     WHEREAS, as a condition to such withdrawal, the Syndicate has agreed to assign all of its liabilities and obligations to its wholly owned subsidiary, Alpine, in consideration of the transfer to Alpine of all of the rights and assets of the Syndicate (other than the stock of Alpine); and

     WHEREAS, Alpine is willing to assume all of the Syndicate's liabilities and obligations in return for all of the rights and assets of the Syndicate (other than the stock of Alpine).

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Alpine and the Syndicate agree as follows:

     1. Assignment of Assets. The Syndicate does hereby assign, transfer, grant and convey to Alpine all of the Syndicate's right, title and interest in and to the assets and properties of the Syndicate of every kind, character and description, whether tangible or intangible, whether real, personal, or mixed, and wherever located, other than the stock of Alpine (the "Assets"), including but not limited to the following:

     (a) All lands, leaseholds and other real estate interests;

     (b) All cash, securities, notes, and other investments of any kind, and interests therein;

     (c) Contract rights of any kind, including, without limitation, rights arising under all reinsurance agreements, all producer and management contracts, all leases, all license agreements, all employment agreements and all restrictive covenants and obligations of present and former officers and employees or any other person; and

     (d) All accounts receivable and receivables of any other kind.

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     2. Acknowledgment of Receipt.  Alpine hereby accepts and acknowledges receipt of the Assets.

     3. Assumption of Liabilities. In consideration of the receipt of the Assets, Alpine hereby assumes all of the obligations, liabilities and responsibilities of the Syndicate, including, without limitation, all obligations under insurance policies issued and reinsurance contracts entered into by the Syndicate. As security for these obligations, liabilities and responsibilities, Alpine agrees to deposit the Assets in a Trust Fund pursuant to a Trust Agreement substantially in the form attached hereto.

     4. Further Instruments. Alpine and the Syndicate hereby agree and covenant to execute and deliver all such other and further instruments of assignment, transfer, grant, conveyance and assumption and to do all such other acts and things as may be necessary more fully to transfer and assign to Alpine title to the Assets.

     5. Restrictions on Transfer. If the transfer of any Asset purportedly transferred pursuant to Section 1 hereof would breach or cause a default under an existing obligation of Alpine or the Syndicate, the effective date of such transfer shall be delayed until such time as the breach or default can be cured or is waived. Upon such cure or waiver, the transfer of the relevant Assets shall be valid and enforceable as of the effective date of this Agreement (or such later date as is required in connection with the cure or waiver of the breach of or default under the obligation in question or as otherwise required by law). Both parties hereto represent that they have no knowledge of any breach or default that may be caused by the transfer contemplated hereby.

     6. Effective Date. This Agreement shall become effective on December 31, 1996, subject to the receipt of approval of the Illinois Department of Insurance.



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     IN WITNESS WHEREOF, the undersigned have executed this Assignment and
Assumption Agreement as of the date first written above.



ALPINE INSURANCE COMPANY                TRANSCO SYNDICATE #1 LTD.


By:___________________________          By:___________________________
 Its:_________________________            Its:________________________




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